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                                                                   EXHIBIT 99.11
                            STOCK PURCHASE AGREEMENT




DATE: July 31, 2002

PARTIES:      James O. Pohlad
              60 S. 6th Street, Suite 3800
              Minneapolis, MN 55402

              and

              Robert C. Pohlad
              60 S. 6th Street, Suite 3800
              Minneapolis, MN 55402

              and

              William M. Pohlad
              60 S. 6th Street, Suite 3800
              Minneapolis, MN 55402                  (collectively the "Buyers")


              Corporate Management Group Retirement Plan              ("Seller")
              c/o Gipson Hoffman & Pancione
              1901 Avenue of the Stars, Suite 1100
              Los Angeles, CA  90067

RECITALS:

         A. Seller currently owns 38,126 shares of the common capital stock of National Mercantile Bancorp ("Company"), a corporation organized and existing under the laws of the State of California and a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

         B. Seller desires to sell 30,000 shares of the common capital stock of the Company (the "Shares") to Buyers, and Buyers desires to purchase the Shares from Seller, on the terms and subject to the conditions set forth in this Agreement.




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AGREEMENTS:

         IN CONSIDERATION for the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Sale and Purchase of the Shares. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, assign and transfer the Shares to Buyers and Buyers hereby agree to purchase and receive the Shares from Sellers, free and clear of all liens, charges, claims and encumbrances on the Closing Date (defined below) at the Purchase Price (defined below). The purchase of the Shares shall be allocated among the Buyers as follows: 10,000 shares to each of James O. Pohlad, Robert C. Pohlad and William
M. Pohlad.

         2. Purchase Price and Terms of Payment. The total purchase price for the Shares ("Purchase Price") shall be Two Hundred Twenty Thousand Nine Hundred Dollars ($220,900), and shall be allocated to and payable by each Buyer in proportion to the number of the Shares allocated to each Buyer pursuant to
Section 1 of this Agreement. The Purchase Price shall be paid by Buyers to Seller on the Closing Date by certified or bank cashier's check or by wire transfer to an account designated by Seller.

         3. Closing. The closing ("Closing") of the purchase and sale of the Shares contemplated by this Agreement will take place in the offices of Gipson Hoffman & Pancione, 1901 Avenue of the Stars, Suite 1100, Los Angeles, CA 90067, at 10:00 a.m. on the first business day following receipt of all necessary Company and regulatory approvals and expiration of all required waiting periods, or on such other day or at such other time or place as may mutually agreed upon by Buyer and Sellers ("Closing Date").

         4. Representations and Warranties of Seller. As an inducement to Buyers to purchase the Shares, Seller makes the following representations and warranties to Buyers which shall be true and correct as of the date hereof and as of the Closing Date and shall survive the Closing Date.

                  (a) Authority for Agreement. Seller has the requisite power and authority to execute and deliver, and perform Seller's obligations under this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under any trust, guardianship, custody or other agreement, or any understanding, instrument or order to which Seller is a party or by which the Shares or the property of Seller is bound. To the best of Seller's knowledge, no consent, approval,


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         order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except in connection with applications or notices which Buyers must file for the prior approval of all necessary state and federal bank regulatory agencies.

                  (b) Ownership. Seller has good and marketable title to the Shares, free and clear of all liens, charges, claims and encumbrances, and all of which have been duly authorized and validly issued and are fully paid and nonassessable.

                  (c) Access to Information. Seller has read and understands this Agreement and has reviewed the Company's annual and quarterly financial statements, proxy statements and other publicly available documents and information and has had the opportunity to request and review such other documents, records and information as the Seller deems relevant to the transaction contemplated by this Agreement.

         5. Representations and Warranties of Buyers. As an inducement to Seller to sell the Shares, Buyers make the following representations and warranties to Buyers which shall be true and correct as of the date hereof and as of the Closing Date and shall survive the Closing Date.

                  (a) Authority for Agreement. Buyers have the requisite power and authority to execute and deliver, and perform Buyers' obligations under this Agreement. This Agreement has been duly executed and delivered by Buyers and constitutes the valid and legally binding obligation of Buyers and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Buyers, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under any trust, guardianship, custody or other agreement, or any understanding, instrument or order to which any Buyer is a party. To the best of Buyers' knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except in connection with applications or notices which Buyers must file for the prior approval of all necessary state and federal bank regulatory agencies.

         6.       Covenants of Buyers and Seller.

                  (a) Cooperation with Buyer. Seller shall cooperate with Buyer in support of Buyers' regulatory applications for prior approval of the purchase and sale contemplated by this Agreement and any required approval by the board of directors of the Company.

                  (b) Notification of Certain Matters. Each party shall give prompt notice to the others of (i) the occurrence or nonoccurrence of any event, act or omission or the discovery of any information which would be likely to cause any representation or



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         warranty on its part and contained in this Agreement to be materially untrue or inaccurate when made, or at any time on or before the Closing Date and (ii) any material failure of any such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c) No Shop. During the term of this Agreement, Seller shall not solicit or entertain an offer from or negotiate with any person or entity other than Buyers with respect to the acquisition of the Shares. Sellers shall immediately notify Buyer upon receipt of any offer, proposal or request for information regarding the acquisition of the Shares.

         7. Closing Contingent Upon Obtaining Regulatory and Company Approvals. As soon as practicable, but in no event later than thirty (30) days after the date all of the parties have executed this Agreement, (a) Buyers shall file notices and applications with the appropriate bank regulatory agencies, for prior approval to purchase the Shares as required by applicable laws and regulations, (b) seek the approval of the board of directors of the Company to the extent required by the Company's articles of incorporation or bylaws, and use its best efforts to obtain such approvals. Except as otherwise provided herein, all of Buyers' obligations under this Agreement are contingent upon successfully obtaining all necessary regulatory and Company approvals for the purchase of the Shares by Buyers.

         8. Conditions Precedent to the Obligations of Sellers. All of the agreements and obligations of Seller under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived in whole or in part in writing by
Seller:

                  (a) Buyers shall have performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

                  (b) All necessary state and federal bank regulatory agencies have approved the acquisition of the Shares and all waiting and appeal periods prescribed by applicable law or regulation shall have expired;

                  (c) The board of directors of the Company shall have approved the acquisition of the Shares to the extent required by the Company's articles of incorporation and bylaws; and

                  (d) No court or governmental authority of competent jurisdiction shall have issued a permanent order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.



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         9. Conditions Precedent to Obligations of Buyers. All of the agreements and obligations of Buyers under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived in whole or in part in writing by Buyers:

                  (a) The representations and warranties of Seller set forth in this Agreement and shall have been true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of each of such dates;

                  (b) Seller shall have performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

                  (c) The board of directors of the Company shall have approved the acquisition of the Shares to the extent required by the Company's articles of incorporation and bylaws; and

                  (d) Buyers shall have received approval by all state and federal bank regulatory agencies as may be required by law for the acquisition of the Shares and all waiting and appeal periods prescribed by applicable law or regulation shall have expired, such approvals shall be consistent with the applications as described in Section 7, and no approval, licenses or consent granted by any regulatory authority shall contain any requirement, covenant or condition which materially alters or impairs the consummation of this transaction, as described in the applications, or which in the reasonable judgment of Buyers would be unduly burdensome to Buyers;

                  (e) No court or governmental authority of competent jurisdiction shall have issued a permanent order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         10. Delivery of Documents. On the Closing Date, Buyers and Seller shall execute and/or deliver to the other party the following documents, instruments and agreements, together with such other documents, instruments and agreements as the other party (or its/their counsel) may reasonably request to consummate the purchase and sale contemplated hereby:

                  (a)      By Buyers to Seller:

                           (i) Cash, certified or bank cashier's checks, or
                  confirmation of the wire transfer of the amount set forth in
                  Section 2.

                  (b)      By Seller to Buyers:



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                           (i) Stock Certificate(s) duly endorsed for transfer
                  representing the Shares.


         11. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                  (a) By mutual written consent of Seller and Buyers;

                  (b) By Buyers in the event of any material breach of any of the representations, warranties or covenants of Sellers contained in this Agreement;

                  (c) By Seller in the event of any material breach of any of the covenants of Buyer contained this Agreement;

                  (d) By either Seller or Buyers if the Closing has not occurred by November 30, 2002, which date may be extended by the mutual written agreement of the Buyer and Seller.

         If this Agreement is terminated, as provided in this Section 11, this Agreement will become void and there will be no liability or further obligation hereunder on the part of Buyers or Seller, except pursuant to Sections 12 and
19. Nothing contained in this Section 11 shall relieve any party from liability for any breach of this Agreement.

         12. Confidentiality. Except where Buyers or Seller may be advised by counsel that disclosure is required under applicable law, Buyers or Seller shall not make, and shall advise their agents not to make, any public statement concerning the transactions contemplated by this Agreement without first consulting with, and obtaining the approval of, the other parties hereto.

         13. Specific Performance. Seller acknowledge and agree that irreparable damage would occur to Buyers in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Seller agrees that Buyers shall be entitled to obtain an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyers is entitled in law or in equity.

         14. Amendment. No amendment, modification, termination or waiver of any provision of this Agreement will be effective unless in writing and signed by all parties.

         15. Successors in Interest. This Agreement will be binding upon and inure to the benefit of the Seller and Buyers and their respective successors, heirs and permitted assigns.




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         16. Partial Invalidity. Any provision of this Agreement which is prohibited or unenforceable will be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         17. Entire Agreement. Except as otherwise specified herein, this Agreement contains the entire agreement between the parties hereto with respect to the sale and purchase contemplated hereby and supersedes all prior agreements and understandings among the parties, if any, with respect to such sale and purchase.

         18. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

         19. Expenses. Buyers and Seller shall each directly pay their respective expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, their respective legal fees, expenses, commissions and filing fees regardless of whether such transactions are consummated.

         20. Waivers. No failure or delay on the part of any party in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

         21. Assignability. Buyers and Seller may not assign any of their rights, liabilities or obligations under this Agreement without the prior written consent of the other parties hereto.

         22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States Mail, mailed first class, certified and return receipt requested, addressed as indicated at the beginning of this Agreement. Any party may, by notice so given to the other party, change the address to which notices shall thereafter be sent. In all events, the postmark date of such notice or notices shall be deemed the effective date of such notice for all purposes hereunder.

         23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     BUYERS:

                                     /s/ James O. Pohlad
                                     ---------------------------------------
                                                  James O. Pohlad

                                     /s/ Robert C. Pohlad
                                     ---------------------------------------
                                                  Robert C. Pohlad

                                     /s/ William M. Pohlad
                                     ---------------------------------------
                                                  William M. Pohlad

                                     SELLER:

                                     Corporate Management Group Retirement Plan

                                     /s/ Robert E. Gipson
                                     ---------------------------------------
                                     By Robert E. Gipson
                                        ------------------------------------
                                       Its Vice President
                                           ---------------------------------


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